Exhibit 99.1

Aether Systems Announces Second Quarter 2004 Results

OWINGS MILLS, MD — August 5, 2004 — Aether Systems, Inc. (Nasdaq: AETH) today reported financial results for the second quarter ended June 30, 2004. Revenues for the quarter were $12.4 million, which consist of subscriber revenue of $4.8 million, software and related services revenue of $4.1 million and device sales of $3.5 million. In the same period last year, revenues were $14.5 million, with subscriber revenue of $7.3 million, software and related services revenue of $4.9 million and device sales of $2.3 million. Revenues were nearly flat as compared to revenues in the first quarter of this year and the fourth quarter of 2003.

Net loss for Q2 2004 was ($1.14) per share, or ($49.8 million), which includes a non-cash impairment charge of $0.81 per share, or $35.6 million. The majority of the impairment charge of $0.61 per share, or $26.7 million, represents the write down of net assets relating to the Transportation segment, consisting of a goodwill write down of $12.2 million, or $0.28 per share, and a write down of intangible and other assets of $14.5 million, or $0.33 per share, to reflect the $25 million sale price for the Transportation segment agreed to on July 20, 2004. The remaining $0.20 per share, or $8.9 million, of the impairment charge represents a write down of the value of goodwill of the Mobile Government segment to reflect the estimated fair market value of that business at June 30, 2004, taking into account the ongoing sale process.

Net loss also includes a loss of $0.13 per share, or $5.5 million, incurred when the Company sold its long-standing portfolio of government agency-sponsored treasury securities. The Company said that it sold these investments, which had average maturities of slightly more than two years, to ensure it would have near-term cash availability to repurchase up to 100% of its $155 million of outstanding 6% convertible subordinated notes, as well as to fund investments in its new residential mortgage-backed securities strategy.

The Company stated that it continues to implement its mortgage-backed security strategy, and in response to market conditions, decided to sell its initial positions in residential mortgage-backed securities in late July for a modest gain. The Company added that, together with its financial advisors, it continues to evaluate market conditions to determine the timing and the amount of future investments in residential mortgage-backed securities. The Company said its cash balance of $264 million is now invested in short-term U.S. government and government agency-sponsored securities and money market funds and that it expects to begin moving out of these short-term investments and into investments in residential mortgage-backed securities later in the third quarter or early in the fourth quarter, subject to market conditions.

Net loss for Q2 2003 was ($0.35) per share, or ($14.7 million), which included a non-cash impairment charge of $1.6 million, or $0.04 per share, and a loss from discontinued operations (related to the Company’s EMS segment, which was sold in January 2004) of $4.5 million, or $0.11 per share. The net loss for Q2 2004 includes $0.2 million of loss related to discontinued operations.

The Company said that the performance of its Transportation and Mobile Government segments in the second quarter remained generally consistent with trends over the last few quarters. In addition, the Company said it continued to manage expenses so that the amount of cash consumed by continuing operations stayed well below the levels of the first half of 2003 and in line with more recent quarters.

“Excluding the impairment charges, operating expenses remained significantly lower than they were last year and roughly flat as compared to last quarter,” said David Reymann, Aether’s Chief Financial Officer. “The lack of revenue growth and the slight decline in gross margin that we saw in the second quarter in both business segments were understandable, given the uncertainty that has surrounded these businesses as we have moved through the completion of our strategic activities.”

As announced previously, the Company said it is continuing with its efforts to complete sales of both its Transportation and Mobile Government businesses. The Company also reiterated that it plans to provide more detailed financial information about its new residential mortgage-backed securities strategy as those sales are completed.

Conference Call

Aether will host a conference call on Friday, August 6, 2004 at 8:30 a.m. Eastern Time. Interested parties may access the call at www.aethersystems.com or by telephone at 1-800-441-0022. Please ask for the Aether Systems call. Replay of this call will be available until August 27, 2004, by calling 1-800-839-0860, access code 1335.

About Aether Systems, Inc.

Aether Systems provides mobile and wireless data services to businesses in the transportation industry and to government agencies and departments through its two operating units, Transportation and Mobile Government. Aether is currently working to sell both of these operations and implement a new business strategy in which it will focus on building and managing a leveraged portfolio of residential mortgage-backed securities.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding the Company’s expectations about (1) the completion of the sale of the Transportation business, (2) the potential sale of the Mobile Government business, and (3) anticipated benefits and performance of the new residential mortgage-backed securities strategy. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to Aether or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be able to complete the sale of the Transportation business on the terms announced or at all; (2) we may not be able to reach an agreement to sell the Mobile Government business on terms that we consider acceptable; (3) we may not be able to implement our new residential mortgage-backed securities strategy successfully, or the results of such implementation may be inconsistent with our expectations; (4) we may not be able to realize value from our accumulated net loss carryforwards; (5) our future financial results may be negatively affected by contingent or retained liabilities relating to businesses that we sell; (6) the performance of our existing businesses may be negatively affected by the ongoing sales processes; (7) the residential mortgage-backed securities strategy we are implementing involves significant risks related to changes in interest rates and the complexities of managing the overall yield of a leveraged portfolio; (8) leverage that we incur to expand the size of the residential mortgage-backed securities portfolio may limit our financial flexibility and could have a substantial negative effect on our financial results if we do not successfully manage the risks of borrowing; (9) in managing the residential mortgage-backed securities portfolio, we will depend heavily on outside financial advisors, who may choose to cease working with us, in which event our performance could be negatively affected; and (10) other factors discussed in our filings with the Securities and Exchange Commission. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of these and other risks and uncertainties, you should carefully review our 2003 Annual Report on Form 10-K, which we filed with the SEC on March 15, 2004, as well as the Current Report on Form 8-K that we filed with the SEC on June 10, 2004.

Contact:

    Aether Systems, Inc.

    Steven Bass, 443-394-5029

- Financial Information Follows -

AETHER SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30
	2004	December 31,
in thousands	(Unaudited)	2003
Current assets:
Cash and cash equivalents	$252,562	$26,242
Trade accounts receivable	13,634	15,014
Inventory	12,058	10,162
Assets from discontinued operations	—	14,219
Leased equipment receivable	3,068	2,636
Prepaid expenses and other current assets	14,969	16,338

Total current assets	296,291	84,611
Restricted cash	11,490	13,460
Investments available for sale	—	220,849
Furniture, computers, and equipment, net	7,439	9,335
Investments not readily available for sale	211	2,273
Leased equipment receivable	8,651	8,765
Intangibles and other assets	18,930	58,812

	$343,012	$398,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible subordinated notes payable	$154,912	$—
Accounts payable	137	388
Accrued expenses	11,223	12,220
Liablilities from discontinued operations	—	9,687
Restructuring reserve	419	1,407
Accrued employee compensation and benefits	2,203	2,796
Accrued interest payable	2,529	2,529
Deferred revenue	14,528	15,373

Total current liabilities	185,951	44,400
Long-term liabilities:
Convertible subordinated notes payable	—	154,912
Deferred revenue	18,335	18,799
Restructuring reserve	—	70
Deferred rent	580	623
Stockholders’ equity	138,146	179,301
Commitments and contingencies

	$343,012	$398,105

AETHER SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
in thousands except per share data	2004	2003	2004	2003
Subscriber revenue	$4,768	$7,267	$10,044	$14,578
Software and related services	4,136	4,912	8,366	10,169
Device sales	3,517	2,286	6,480	4,573

Total revenue	12,421	14,465	24,890	29,320
Cost of subscriber revenue	1,772	3,183	3,777	6,632
Cost of software and related services	1,228	1,059	2,390	2,240
Cost of device sales	3,846	2,088	7,373	4,824

Total cost of revenue	6,846	6,330	13,540	13,696

Gross profit	5,575	8,135	11,350	15,624
Operating expenses:
Research and development	2,578	2,691	5,126	5,342
General and administrative	7,151	7,593	13,616	15,749
Selling and marketing	1,517	2,043	3,388	4,343
Depreciation and amortization	2,147	2,375	4,441	4,653
Option and warrant expense	239	354	765	748
Impairment of intangibles and other long-lived assets	35,550	1,588	35,550	2,035
Gain on disposal of assets	(22)	843	(52)	838
Restructuring charge	275	59	774	163

Total operating expenses	49,435	17,546	63,608	33,871

Operating loss	(43,860)	(9,411)	(52,258)	(18,247)
Other income (expense):
Interest expense, net	(1,070)	(796)	(1,998)	(1,057)
Equity in losses of investments	—	(33)	—	(92)
Unrealized gain on future purchase commitments	866	—	866	—
Investment gain (loss), including impairments, net	(5,528)	43	(4,971)	(124)

Loss from continuing operations	(49,592)	(10,197)	(58,361)	(19,520)
Loss from discontinued operations	—	(4,520)	—	(7,637)
Gain (loss) on sale of discontinued operations	(245)	—	17,670	—

Net loss	$(49,837)	$(14,717)	$(40,691)	$(27,157)

Loss per share — basic and diluted — from continuing operations	$(1.13)	$(0.24)	$(1.34)	$(0.46)
Loss per share — basic and diluted — from discontinued operations	—	(0.11)	—	(0.18)
Income (loss) per share — basic and diluted — gain on sale of discontinued operations	(0.01)	—	0.41	—

Net loss per share — basic and diluted	$(1.14)	$(0.35)	$(0.93)	$(0.64)

Weighted average shares outstanding — basic and diluted	43,802	42,538	43,538	42,406